UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2010
RHI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On March 31, 2010, RHI Entertainment, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company no longer meets the $10,000,000 in stockholders’ equity requirement for continued listing on Nasdaq in accordance with Listing Rule 5450(b)(1)(A) and that the Company also does not meet the continued listing requirements under the alternative standards under Listing Rule 5450(b). This notice does not result in an immediate delisting of the Company’s common stock from Nasdaq, as the Company has 45 calendar days (May 17, 2010) to submit a plan to regain compliance. If the Company submits a compliance plan, and such plan is accepted by Nasdaq, Nasdaq can grant the Company an extension of up to 180 calendar days from March 31, 2010 to evidence compliance. If the Company submits a compliance plan, and such plan is not accepted by Nasdaq, the Company will have the opportunity to appeal such decision to a Nasdaq hearings panel. Alternatively, the Company may apply to transfer its common stock to The Nasdaq Capital Market if it satisfies all of the continued listing requirements of The Nasdaq Capital Market, except for the minimum bid price, as set forth in Listing Rule 5550, and the Company submits a transfer application no later than May 17, 2010.
At this time, neither this notification, nor the notifications disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2009, has any effect on the listing of the Company’s common stock on Nasdaq, and the Company’s common stock will continue to trade on Nasdaq under the symbol RHIE.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC. (Registrant)
Date: April 6, 2010	By:	/s/ Henry S. Hoberman
		Name:	Henry S. Hoberman
		Title:	Executive Vice President, General Counsel & Secretary